SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☒ Definitive Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ROADHOUSE GRILL, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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ROADHOUSE GRILL, INC.

(ROADHOUSE GRILL LOGO)

2703-A GATEWAY DRIVE, POMPANO BEACH, FLORIDA 33069

NOTICE OF ACTION BY A MAJORITY OF THE SHAREHOLDERS

To Our Shareholders:

This Notice of Action by a Majority of the Shareholders (“Notice”) and the accompanying information statement (the “Information Statement”) is being delivered to shareholders of Roadhouse Grill, Inc. (the “Company”) to advise them of an action being taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

The matters upon which action is to be taken are:

•	The election of five directors to serve until the 2003 Annual Meeting of Shareholders, or until their successors are elected and qualified;

•	The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal year 2003;

•	The approval of Amended and Restated Articles of Incorporation for the Company, in the form attached hereto as Exhibit B; and

•	The approval of the 2003 Stock Option Plan, the form of which is attached hereto as Exhibit C.

These actions will not become effective until a date which is at least twenty days after the Company files its definitive Information Statement with the U.S. Securities and Exchange Commission. The Company expects these actions to become effective on or about May 12, 2003. You have the right to receive this Notice and the accompanying Information Statement if you were a shareholder of record of the Company at the close of business on March 27, 2003.

By order of the Board of Directors

/s/ Alain K. K. Lee Alain K. K. Lee Corporate Secretary

Pompano Beach, Florida April 22, 2003

INFORMATION STATEMENT
PROPOSAL I
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE CHARTER AND FEES TO AUDITORS
PE COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN FOR THE YEAR ENDED APRIL 28, 2002
CERTAIN INDEMNIFICATION AGREEMENTS
PROPOSAL II
RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2003
PROPOSAL III
APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
PROPOSAL IV
APPROVAL OF THE 2003 STOCK OPTION PLAN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
EXHIBIT A
WRITTEN CONSENT OF MAJORITY SHAREHOLDERS OF ROADHOUSE GRILL, INC.
EXHIBIT B
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF ROADHOUSE GRILL, INC.
EXHIBIT C
ROADHOUSE GRILL, INC. 2003 STOCK OPTION PLAN

INFORMATION STATEMENT	1

PROPOSAL I	2
ELECTION OF DIRECTORS	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
EXECUTIVE COMPENSATION	5
AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND FISCAL YEAR-END OPTION VALUES	6
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	6
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	8
AUDIT COMMITTEE CHARTER AND FEES TO AUDITORS	8
PE COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN FOR THE YEAR ENDED APRIL 28, 2002	9
CERTAIN INDEMNIFICATION AGREEMENTS	10

PROPOSAL II	10
RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2003	10

PROPOSAL III	10
APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION	10

PROPOSAL IV	11
APPROVAL OF THE 2003 STOCK OPTION PLAN	11
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	14
SHAREHOLDER PROPOSALS	16

EXHIBIT A – WRITTEN CONSENT OF MAJORITY SHAREHOLDERS OF ROADHOUSE GRILL, INC.	A-1
EXHIBIT B – AMENDED AND RESTATED ARTICLES OF INCORPORATION OF ROADHOUSE GRILL, INC.	B-1
EXHIBIT C – ROADHOUSE GRILL, INC. 2003 STOCK OPTION PLAN	C-1

ROADHOUSE GRILL, INC.
2703-A GATEWAY DRIVE, POMPANO BEACH, FLORIDA 33069

INFORMATION STATEMENT

     This information statement (the “Information Statement”) is being circulated to advise the shareholders of Roadhouse Grill, Inc. (the “Company”) of an action being taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company. This Information Statement is being sent to shareholders of the Company on or about April 22, 2003.

     We are not asking you for a proxy and you are requested not to send us a proxy. The date on which action is to be taken on the matters to be acted upon by written consent is twenty days after the Company files this definitive Information Statement with the U.S. Securities and Exchange Commission (the “Effective Date”). The Company expects the Effective Date to be on or about May 12, 2003. You have the right to receive the enclosed Notice and this accompanying Information Statement if you were a shareholder of record of the Company at the close of business on the date of this notice.

     The Company has recently emerged from bankruptcy proceedings pursuant to a confirmed plan of reorganization, and the matters being acted upon in the Written Consent (defined below) by the holders of a majority of the outstanding shares of the Company’s common stock are being taken to effectuate the structure of the post-reorganization company. The Company intends to hold an annual meeting of its shareholders during 2003. The following shareholders, who together constitute the holders of a majority of the outstanding common stock of the Company (collectively, the “Majority Shareholders”), have executed an Action by Written Consent of Majority Shareholders (the “Written Consent”), approving all of the corporate actions described herein and therein. A form of the Written Consent is included as Exhibit “A” hereto. The shareholders constituting the Majority Shareholders are Berjaya Group (Cayman) Limited (“Berjaya”) and Tonto Capital Partners, G.P., who together hold 76% of the Company’s outstanding common stock.

     The Company will pay the costs of preparing and sending out the enclosed Notice and this Information Statement. It will be sent to shareholders via regular mail along with a copy of: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2002, and (ii) a copy of the Company’s Quarterly Report on Form 10-Q for the quarter ended January 26, 2003.

     The Florida Business Corporation Act does not provide for dissenter’s rights in connection with any of the actions being taken by the Company by Written Consent.

PROPOSAL I

ELECTION OF DIRECTORS

On the Effective Date, the five persons named below will be elected as members of the Company’s Board of Directors to serve until the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified. All five nominees are currently serving as directors of the Company.

Biographic Information on Directors

NAME	DIRECTOR SINCE

Ayman Sabi	February 1997
Alain K. K. Lee	January 1998
Ronald J. Buck	September 2002
Nathan D. Benn	September 2002
Giuseppe Luongo	September 2002

Ayman Sabi, age 39, has been the Company’s President and Chief Executive Officer since February 1998. He served as Chairman of the Company’s Executive Committee from November 1997 to February 1998. Mr. Sabi became a director of the Company in February 1997. Mr. Sabi has served as the Chairman and Chief Executive Officer of SABi International Developments, Inc., a trading, contracting and investment company which owns, operates and invests in various restaurant and retail concepts, both domestically and internationally since 1989. See “Certain Relationships and Related Transactions.”

Alain K. K. Lee, age 46, Executive Vice President and Corporate Secretary, has been Vice President of Corporate Affairs and Franchising for the Company since July 1998. From 1990 to 1998, Mr. Lee served as Chief Financial Officer of Berjaya Group Berhad, and as General Manager and Director of several other Berjaya subsidiary companies. All of these entities are affiliated with Berjaya. Mr. Lee also serves on the Board of Directors of ILTS, Inc. and Taiga Forest Products Ltd.

Ronald J. Buck, age 40, is co-founder and Managing Principal of Corsair Partners, LLC, the General Partner of Corsair One, L.P., and the investment manager of Corsair Special Situations Fund, L.P., both of which are investment firms specializing in investing in distressed and illiquid securities. From 1995 to 1998, Mr. Buck was a bond analyst in Standard and Poor’s retail and restaurant group. Mr. Buck served in various positions in Chase Manhattan Bank from 1989 to 1995, and in the last three years as a Vice President in the Recovery and Restructuring Department. See “Certain Relationships and Related Transactions.”

Nathan D. Benn, age 41, has served as Chief Financial Officer of Colorado Boxed Beef Company since October 2000. From August 1997 to September 2000, Mr. Benn was Chief Financial Officer of Cutrale Citrus Juices USA, Inc. Mr. Benn also served as Vice President and General Manager of Rouse Rubber Industries, Inc. from December 1995 to July 1997; and Corporate Controller/Director of MIS of Choctaw Maid Farms, Inc. from December 1992 to November 1995. Mr. Benn is a certified public accountant. See “Certain Relationships and Related Transactions.”

Giuseppe Luongo, age 49, is a career chef and restaurateur. He has operated restaurants since 1983 and currently owns and operates seven Italian and Tuscan styled restaurants in New York and Chicago. His restaurants include four Coco Pazzo, Le Madri, Centolire and Tuscan Square. In addition to being a restaurateur, Mr. Luongo has also written three cookbooks, “Tuscan in the Kitchen,” “Fish Talking” and “Simply Tuscan.”

Meetings and Committees of the Board of Directors and Director Compensation

The Board held four meetings during 2002. Messrs. Sabi and Lee attended all of the meetings of the Board. Messrs. Buck, Benn and Luongo, who were appointed to the Board in September 2002, attended two meetings of the Board held after their appointment to the Board.

During fiscal year 2002, independent directors received reimbursement of out-of-pocket expenses and directors’ fees of $3,500 for each regular Board meeting attended.

The Board has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee selects our auditors, reviews and approves services performed by such auditors, reviews and evaluates our accounting system and its system of internal controls, and performs other related duties delegated to such Committee by the Board. The Compensation Committee is responsible for recommending to the Board executive compensation levels and overall compensation policies, and also administers the Company’s Stock Option Plan. The members of the Audit Committee and the Compensation Committee are Messrs. Buck, Benn and Luongo. Members of the Audit Committee receive $500 per Committee meeting.

Biographic Information on Executive Officers

Ayman Sabi – See Biographic Information on Directors above.

Alain K.K. Lee – See Biographic Information on Directors above.

Michael C. Brant, age 40, has been the Company’s Vice President of Finance and Chief Financial Officer since October 2002. Prior to joining the Company, Mr. Brant was, from November 1999 until January 2002, the Vice President and Chief Financial Officer of Aviation Sales Company, where he helped lead that company through a significant restructuring of its operations and capital structure. Mr. Brant also served as a consultant to Aviation Sales from January 2002 until April 2002. Prior to joining Aviation Sales, from April 1999 to October 1999, Mr. Brant was a Vice President of Becker Professional Services and, for more than five years prior thereto, Mr. Brant held senior financial positions at John Alden Life Insurance Company, the principal subsidiary of John Alden Financial Corporation. Additionally, before joining John Alden, Mr. Brant held various positions, including senior manager, for a period of nine years, with Price Waterhouse.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Named Executive Officers

The following table indicates the share ownership, as of March 27, 2003, of directors and executive officers, and of all directors and executive officers as a group:

AMOUNT OF SHARES
BENEFICIALLY
NAME OF BENEFICIAL OWNER (1)	OWNED(2)	PERCENT OF CLASS

Ayman Sabi (3)	2,781,228	9.5%
Alain K. K. Lee	—	—
Ronald J. Buck	—	—
Nathan D. Benn	—	—
Giuseppe Luongo	—	—
Michael C. Brant (4)	—	—
All executive officers and directors as a group (six persons) (3)	2,781,228	9.5%

(1)	Unless stated otherwise, the address of the beneficial owners is 2703-A Gateway Drive, Pompano Beach, Florida 33069.

(2)	Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the U.S. Securities and Exchange Commission. Unless stated otherwise, each person named in the table has sole voting and investment power with respect to the shares beneficially owned.

(3)	Includes (i) 3,450 shares of common stock beneficially owned directly by Mr. Sabi and (ii) 2,777,778 shares owned by Tonto Capital Partners. Mr. Sabi, as a general partner of Tonto, is deemed a beneficial owner of the Company shares owned by Tonto for U.S. securities law purposes. However, Mr. Sabi disclaims any pecuniary interest in the shares of the Company owned by Tonto except to the extent of his proportional interest in Tonto.

(4)	Mr. Brant joined the Company on October 8, 2002 as Vice President of Finance and Chief Financial Officer.

Security Ownership of Principal Shareholders

The following table indicates the share ownership, as of March 27, 2003, of any individual known to the Company to be a beneficial owner of more than five percent of the Company’s common stock.

	AMOUNT OF SHARES
	BENEFICIALLY
NAME OF BENEFICIAL OWNER (1)	OWNED(2)	PERCENT OF CLASS

Berjaya Group (Cayman) Limited (3)	19,440,786	66.5%
Tonto Capital Partners, GP(4)	2,777,778	9.5%

(1)	Unless stated otherwise, the address of the beneficial owners is 2703-A Gateway Drive, Pompano Beach, Florida 33069.

(2)	Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the U.S. Securities and Exchange Commission. Unless stated otherwise, each person named in the table has sole voting and investment power with respect to the shares beneficially owned.

(3)	Prime Gaming Philippines, Inc (“Prime”), an affiliated company of Berjaya beneficially owns 1,388,889 shares or 4.75% of the Company’s common stock. In aggregate, Berjaya and Prime beneficially own 20,829,675 shares or 71.28% of the Company’s common stock. The ultimate parent of Berjaya is Berjaya Group Berhad, a diversified holding company headquartered in Malaysia.

(4)	Mr. Sabi, as a general partner of Tonto Capital Partners, GP, is deemed to be the beneficial owner of all of the shares owned by Tonto for U.S. securities law purposes. However, Mr. Sabi disclaims any pecuniary interest in the shares of the Company owned by Tonto except to the extent of his proportional interest in Tonto.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in our common stock. Officers, directors and beneficial owners of more than 10% of our common stock are required by the U.S. Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such reports furnished to us, or written representations that no such reports were required, we believe that for the period from May 1, 2001 through April 28, 2002, all of the Company’s officers, directors and persons who own more than 10% of the Company’s outstanding common stock complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table indicates the amount of compensation paid or accrued by us to or on behalf of our Chief Executive Officer and to each of our four most highly compensated executive officers during fiscal year 2002 whose compensation exceeded $100,000:

		ANNUAL COMPENSATION

				OTHER ANNUAL		ALL OTHER
NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	COMPENSATION		COMPENSATION(3)

Ayman Sabi	2002	$405,788	—	$62,178	(1)	$40,579
Director, President	2001	426,461	$170,000	67,858	(1)	41,727
and Chief Executive Officer	2000	409,153	—	67,848	(1)	37,384

Alain K.K. Lee	2002	129,492	—	40,369	(2)	12,949
Director, Corporate Secretary	2001	127,094	37,000	32,040	(2)	12,452
and Executive Vice President	2000	119,900	—	31,000	(2)	10,637

Harry Rosenfeld(4)	2002	138,462	—	—		8,800
Former Chief Financial Officer	2001	103,238	—	—		4,400
and Vice President, Finance	2000	—	—	—		—

(1)	Amount represents rent and car lease payments made by the Company.

(2)	Amount represents rent, car lease payments and reimbursements for travel made by the Company.

(3)	Amounts represent Supplemental Executive Retirement Plan contributions made by the Company.

(4)	Mr. Rosenfeld’s employment with the Company was terminated on March 8, 2002.

Option Grant Table

No stock options were granted to the Executive Officers listed in the Summary Compensation Table in fiscal year 2002. Pursuant to the Company’s Confirmed Plan of Reorganization, the 1994 and 1998 Stock Option Plans were terminated and all outstanding options were cancelled as of September 20, 2002.

Aggregated Option Exercise and Fiscal Year-end Option Value Table

The following table sets forth certain information concerning the numbers and intrinsic value of the options held by the Executive Officers at April 28, 2002. Year-end values are based on the closing price of $0.28 per share of the common stock of the Company on April 28, 2002, on the NASDAQ National Market System. They do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options and should not be considered indicative of future stock performance. No options were exercised by the Executive Officers in fiscal year 2002.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND FISCAL YEAR-END OPTION VALUES

	NUMBER OF SECURITIES UNDERLYING	VALUE OF UNEXERCISED
	UNEXERCISED OPTIONS	IN-THE-MONEY OPTIONS
	AT FISCAL YEAR-END(#)	AT FISCAL YEAR-END($)
NAME	EXERCISABLE/UNEXERCISABLE(1)	EXERCISABLE/UNEXERCISABLE(1)

Ayman Sabi	215,000/0	$0/$0
Alain K.K.Lee	55,000/0	$0/$0
Harry Rosenfeld(2)	0/0	$0/$0

(1)	Pursuant to the Company’s Confirmed Plan of Reorganization, all outstanding stock options of the Company were cancelled as of September 20, 2002.

(2)	Mr. Rosenfeld’s employment with the Company was terminated on March 8, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our executive compensation program is administered by the Compensation Committee (the “Committee”) of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company.

Overview and Philosophy

The objectives of the Company’s executive compensation programs are to:

•	Attract, motivate and retain the highest quality executives.

•	Align their financial interests with those of the Company’s shareholders.

•	Inspire them to achieve tactical and strategic objectives in a manner consistent with the Company’s corporate values.

In furtherance of these objectives, the Company’s executive compensation policies and programs are designed to:

•	Focus participants on high priority goals to increase shareholder value.

•	Encourage behaviors that exemplify the Company’s core values relating to customers, quality of performance, employees, integrity, teamwork and good citizenship.

•	Increase executive stock ownership to promote a proprietary interest in the success of the Company.

There are two major components of the Company’s executive officer compensation: (1) base salary and (2) long-term stock incentives. The Company practices a discretionary cash bonus incentive program for the President and Chief Executive Officer and for other executive officers based on the Company’s annual performance.

Base Salary

In establishing base salaries for executive officers, the Committee considered (1) the significant scope of the duties and responsibilities of each officer’s position, (2) individual contributions, (3) the increased experience level gained over the preceding period by those executive officers holding new positions, (4) the Committee’s overall philosophy of paying executive officers according to a competitive framework, and (5) comparable compensation practices in the casual dining industry.

Long Term Stock Incentives

The Committee believes that stock options are an important component of executive compensation. The Company believes that stock options encourage executive officers to remain in the Company’s employ, as long-term rewards are linked to stock price appreciation.

The Board adopted the 1994 Stock Option Plan (the “1994 Plan”) with an effective date of February 14, 1994. The Board and the shareholders of the Company amended and restated the 1994 Plan effective November 8, 1996. The 1994 Plan provided for grants of nonqualified stock options to Company employees and to non-employee officers, directors and consultants of the Company. The Compensation Committee administered the 1994 Plan. A maximum of 516,666 shares of common stock were issuable under the 1994 Plan.

The 1998 Omnibus Stock Option Plan (the “1998 Plan”) was authorized by the Board on August 28, 1998, and was approved by the Company’s shareholders at the Annual Meeting of Shareholders on December 9, 1998. The 1998 Plan was adopted for employees and directors of the Company. The 1998 Plan authorized options to purchase 236,000 shares of the Company’s common stock. The Compensation Committee administered the 1998 Plan. The 1998 Plan was amended in September 1999 to increase the number of shares authorized from 236,000 shares to 436,000 shares. This amendment was approved by the Company’s shareholders at the Annual Meeting of Shareholders on November 4, 1999.

As of April 28, 2002, options to purchase an aggregate of 521,099 shares were outstanding under both plans at a weighted-average exercise price of $4.61 per share. Pursuant to the Company’s Confirmed Plan of Reorganization, the 1994 Plan and the 1998 Plan were terminated and outstanding options cancelled as of September 20, 2002. As a result, the Board of Directors has recommended the adoption of the 2003 Stock Option Plan, which action is being ratified by the Majority Shareholders in the Written Consent.

Other Information

Section 162(m) of the Internal Revenue Code places an annual limitation of $1,000,000 on the compensation of certain executive officers of publicly held corporations that can be deducted for federal income tax purposes unless such compensation is based on performance. No executive officer of the Company has received annualized compensation in excess of $1,000,000. The Company’s bonus and equity-based compensation plans are designed to meet the requirements of Section 162(m) by basing all incentive compensation on identifiable performance criteria. The Committee does not anticipate that any executive officer base salary will exceed $1,000,000.

Compensation of the Chief Executive Officer

In January 2003, the reconstituted Compensation Committee approved the following compensation package for the Company’s President and Chief Executive Officer, Ayman Sabi. Effective February 1, 2003, Mr. Sabi will receive: (i) a base salary of $220,000 per annum, (ii) a housing allowance of $60,000 per annum, and (iii) Company matching contributions to his retirement plan of $22,000 per annum. Additionally, the Committee will consider Mr. Sabi’s future performance in determining whether to award any discretionary bonuses to Mr. Sabi.

COMPENSATION COMMITTEE: (1)
 Ronald Buck (Chairman)
 Nathan Benn
 Giuseppe Luongo

(1)	Messrs. Buck, Benn and Luongo became the members of the Compensation Committee in September 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For fiscal year 2002, the Company’s Board of Directors did not have a Compensation Committee (or other committee performing equivalent function). None of Messrs. Buck, Benn or Luongo served as officers or employees of the Company during fiscal year 2002.

AUDIT COMMITTEE CHARTER AND FEES TO AUDITORS

Audit Committee Charter

The Audit Committee operates pursuant to a Charter approved by the Company’s Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. A copy of the Audit Committee Charter has previously been provided to the Company’s shareholders.

Membership

The Audit Committee is comprised of three members. None of the Committee members are current officers or employees of the Company or its affiliates. Each of the members of the Audit Committee was appointed to the Board in September 2002.

Fees to Auditors

•	For fiscal year 2002, the Company’s independent accountants, Grant Thornton LLP, provided various audit, audit-related and non-audit services to the Company as follows:

•	Audit fees: Aggregate fees billed for professional services rendered for the audit of the Company’s fiscal year 2002 annual financial statements and review of financial statements in the Company’s Form 10-Q Reports — $220,750

•	All other fees: $25,715

•	For fiscal year 2002, KPMG LLP, the past independent accountants of the Company, performed a review of the Company’s annual financial statements for the fiscal years 2000 and 2001 for inclusion in the Company’s Form 10-K Report for the fiscal year ended April 28, 2002. The fees paid for the review amounted to $32,000.

AUDIT COMMITTEE:
Nathan Benn (Chairman)
Ronald Buck
Giuseppe Luongo

PE COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
FOR THE YEAR ENDED APRIL 28, 2002

The following line graph compares the change in the cumulative total return of the Company’s common stock to the Standard and Poor’s Midcap 400 Index and Standard & Poor’s 500 Restaurants over the period April 1997 through April 2002. The graph assumes an initial investment of one hundred dollars on April 25, 1997 and the reinvestment of dividends, if any. The Company’s common stock commenced trading on the NASDAQ on November 26, 1996. It is now quoted in the “pink sheets” maintained by the National Quotations Bureau.

ANNUAL PERCENTAGE
Years Ending

Company/Index	24-Apr-98	23-Apr-99	28-Apr-00	27-Apr-01	26-Apr-02

ROADHOUSE GRILL INC	-17.78	32.43	-15.31	-68.77	-82.72
S&P MIDCAP 400 INDEX	51.17	6.21	25.00	6.32	6.09
SP500 RESTAURANTS	14.63	56.86	-18.85	-17.55	17.04

INDEXED RETURNS
Years Ending

Company/Index	Base Period 25-Apr-97	24-Apr-98	23-Apr-99	28-Apr-00	27-Apr-01	26-Apr-02

ROADHOUSE GRILL INC	100	82.22	108.89	92.22	28.80	4.98
S&P MIDCAP 400 INDEX	100	151.78	161.21	201.50	214.24	227.28
SP500 RESTAURANTS	100	114.63	179.82	145.92	120.31	140.81

CERTAIN INDEMNIFICATION AGREEMENTS

Pursuant to our Articles of Incorporation and Bylaws, the Company is obligated to indemnify each of our directors and officers to the fullest extent permitted by Florida law with respect to all liability and loss suffered, and reasonable expense incurred, by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was our director or officer. The Company is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

The Company maintains an insurance policy covering its directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against our directors and officers for a wrongful act for which they become legally obligated to pay or for which we are required to indemnify our directors or officers.

PROPOSAL II

RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT
AUDITORS FOR FISCAL YEAR 2003

The Audit Committee has selected the accounting firm of Grant Thornton LLP to serve as the Company’s independent auditors for fiscal year 2003. Grant Thornton LLP served as the Company’s independent auditors during the 2002 fiscal year.

During fiscal year 2002, there were no disagreements or “reportable events” with the independent auditors.

PROPOSAL III

APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

Upon the Company’s emergence from bankruptcy, the Board of Directors has adopted (and the Majority Shareholders will approve pursuant to the Written Consent), the Amended and Restated Articles of Incorporation of the Company to better reflect the current state of affairs of the reorganized Company. A copy of the Amended and Restated Articles of Incorporation is attached as Exhibit B. Under the Amended and Restated Articles of Incorporation:

•	The authorized shares of the Company’s common stock have been increased from 30 million shares to 35 million, and the Board’s discretion to issue shares of preferred stock has been eliminated; and

•	The size of the Board will be five members.

In all other respects, the Articles of Incorporation have not been substantively changed by the Amended and Restated Articles of Incorporation.

At this time, the Company has 29,220,663 shares of common stock outstanding. The Company has also reserved 1,500,000 shares of common stock for issuance under the 2003 Stock Option Plan. The remaining 4,279,337 shares of authorized but unissued common stock have not been allocated and may be issued in the future without shareholder consent to raise additional capital, in connection with future acquisitions, in connection with stock dividends or stock splits or for other corporate purposes. No definitive plans currently exist for the issuance of the unallocated shares. The issuance of additional shares may, among other things, have a dilutive effect on earnings per share and on shareholders’ equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of the common stock. Holders of common stock have no preemptive rights.

PROPOSAL IV

APPROVAL OF THE 2003 STOCK OPTION PLAN

The Plan

The Company’s Board of Directors believes that future growth and success will depend, in large part, upon the Company’s ability to attract, motivate and retain competitively superior employees, and that stock option grants have been and will continue to be an important element in achieving this goal by furthering an alignment of the participant’s interests with those of the Company’s shareholders, thereby promoting long-term growth and profitability. Accordingly, the Board of Directors has adopted the 2003 Stock Option Plan (the “Plan”), which is being ratified by the Majority Shareholders in the Written Consent, pursuant to which the officers, directors, key employees and independent contractors or consultants of the Company that perform services for us would be entitled to receive options to purchase up to 1,500,000 shares of common stock. The purpose of the Plan is to provide an additional incentive to attract, motivate and retain persons with outstanding abilities and skills who provide important services to our company and upon whose efforts and judgment our success depends, by affording such persons the opportunity to acquire or increase their proprietary interest in our company and to benefit from rising values of the common stock.

Summary of the 2003 stock option plan

In furtherance of its purposes, the Plan authorizes, among other things the granting of incentive or nonqualified stock options to purchase shares of common stock to persons selected by the Company’s Board of Directors from a class of the Company’s officers, directors, key employees and independent contractors or consultants that perform services for the Company.

The Plan will be administered by the Company’s Board of Directors. The Board of Directors has appointed the Compensation Committee to administer the Plan.

The Plan’s administrators in their sole discretion will determine the persons to be awarded options, the number of shares subject to the options and the exercise price and other terms of the options. In addition, the Plan’s administrators have full power and authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection with the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The acts of the Plan’s administrators are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

The Company does not currently have any definitive plans to issue any stock options under the Plan to any of its key employees, directors, officers or independent contractors or consultants that perform services.

An aggregate of 1,500,000 shares of common stock are reserved for issuance upon exercise of options granted under the Plan. The shares acquired upon exercise of options granted under the Plan are authorized and issued shares of common stock. The Company’s shareholders have no preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the Plan. If any option granted under the Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the Plan.

Pursuant to the Company’s Confirmed Plan of Reorganization, the 1994 Stock Option Plan and the 1998 Stock Option Plan were terminated and all options have been cancelled thereunder.

Certain terms and conditions

All grants of options under the 2003 Stock Option Plan will be evidenced by a written agreement between the Company and the optionee. Such agreement must contain such terms and conditions as the Plan’s administrators prescribe, consistent with the Plan, including, without limitation, the number of shares, the exercise price, term and any restrictions on the exercisability of the options granted.

Under the Plan, the option price per share of common stock may be any price determined by the Plan’s administrators at the time of grant; except that the option price of an incentive stock option granted under the Plan may not be less than the fair market value per share of common stock on the date of grant (or less than 110% of the fair market value for shareholders who own more than 10% of the company’s stock). Under the Plan, “fair market value” shall be determined by the Plan administrators and if the shares of our common stock are listed on a national stock exchange or traded on the over the counter market, the fair market value shall equal the average of the closing price of the Company’s common stock on the seven market days prior to the option grant date as reported by such exchange or market; provided, however, that the exercise price of options granted under the 2003 Stock Option Plan shall not be less than $0.36 per share. The common stock is thinly traded and the last trade of which the Company is aware was at $0.23 per share on March 28, 2003.

The exercise price of an option shall be paid in cash. Cash payments will be used for general corporate purposes.

No option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by the optionee. The expiration date of an option is determined by the Plan’s administrators at the time of the grant, but in no event may an option be exercised after the expiration of 10 years from the date of grant. The vesting schedule for an option will be determined by the Plan administrators and will be set forth in an agreement between the Company and the optionee. The Plan’s administrators may, in their sole discretion, accelerate the date on which any option may be exercised. In the event of certain transactions, including certain changes in control, certain mergers and reorganizations, and certain dispositions of substantially all our assets, the Plan administrator’s have the discretion to provide on a case-by- case basis that the option will automatically become exercisable or will terminate. If the option is terminated upon a change of control, the optionee will have the right prior to the change of control to exercise any vested option.

Unless otherwise provided for by the Plan’s administrators, six months after the date on which an optionee’s employment is terminated by reason of death, the unexercised portion of any vested options granted under the Plan will automatically be terminated. Unless otherwise provided by the Plan’s administrators, the unexercised portion of any vested options granted under the Plan will automatically be terminated three months after the date on which an optionee’s employment is terminated for any other reason provided, however, that the unexercised portion of any vested options will automatically be terminated immediately on the date on which an optionee’s employment is terminated for “cause,” as defined in the Plan. If an optionee dies within three months after the termination of his/her employment, the optionee’s estate has the right to exercise any portion of the deceased employee’s option within six months of such optionee’s death.

To prevent certain types of dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of our capital stock resulting from a stock split, reverse split, combination of shares, exchange of shares, stock dividend, recapitalization, reclassification or other capital adjustment. The Board of Directors has discretion to make appropriate adjustments to outstanding options in the event of a merger, consolidation or other reorganization.

The Plan will expire ten years after its effective date, and any option outstanding on such date will remain outstanding until it expires or is exercised. The Board of Directors may amend or terminate the Plan or any option at any time, without the approval of the shareholders, provided that any amendment may not adversely affect the rights of an optionee under an outstanding option without the optionee’s consent. In addition, no such amendment may, without approval of our shareholders, increase the number of shares of common stock reserved for issuance under the Plan, or modify the requirements for eligibility to receive options under the Plan.

Federal income tax consequences

The 2003 Stock Option Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

An optionee granted a nonqualified stock option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the nonqualified stock option. This taxable ordinary income will be subject to federal income tax withholding requirements, and the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable, and provided that either the employee includes that amount in his or her income, or we timely satisfy our reporting requirements with respect to that amount. In the event the optionee is an employee, the optionee shall also be subject to employment tax withholding requirements, and the Company will be responsible for our portion of employment tax.

Incentive Stock Options

The Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Internal Revenue Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option.

If, subsequent to the exercise of an incentive stock option, the optionee holds the shares received upon exercise for a period that exceeds two years from the date such incentive stock option was granted or, if later, one year from the date of exercise, the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the required holding period (as described in the preceding paragraph), such optionee would be deemed to receive ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the shares, as of the date the incentive stock option was exercised, over the exercise price. Such an event is sometimes referred to as a “disqualifying disposition.” If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Internal Revenue Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee’s ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

The amount by which the fair market value of the shares of common stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee’s alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a disqualifying disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a disqualifying disposition in a year after the year of exercise, the income on the disqualifying disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee’s tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his or her alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the required holding period described above, of shares acquired upon exercise. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable, and either the employee includes that amount in his or her income or the Company timely satisfies its reporting requirements with respect to that amount.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Berjaya, which beneficially owns approximately 66.5% of the Company’s common stock, directly or indirectly owns Roadhouse Grill Asia Pacific (H.K.) Limited (“Roadhouse Grill Hong Kong”) and Roadhouse Grill Asia Pacific (Cayman) Limited (“Roadhouse Grill Asia”). In January 1996, the Company entered into a Master Development Agreement with Roadhouse Grill Hong Kong which provides for the development and franchising of Roadhouse Grill restaurants in Hong Kong. Under the agreement, Roadhouse Grill Hong Kong is not required to develop any specific number of restaurants in Hong Kong, but any restaurants that it develops are credited against the development obligations of Roadhouse Grill Asia under Roadhouse Grill Asia’s Master Development Agreement with the Company. Roadhouse Grill Hong Kong or its affiliates are not required to pay any franchise or reservation fee for restaurants that it develops, but they are responsible for paying or reimbursing approved expenses incurred by the Company in connection with the opening of each restaurant. In addition, Roadhouse Grill Hong Kong is required to pay a royalty in connection with the operation of each of its restaurants based on gross sales. Under certain circumstances, Roadhouse Grill Hong Kong or the Company may grant franchises to third parties in Hong Kong. In that event, the Company is entitled to receive 50% of any franchise and reservation fees (up to $10,000 per restaurant) and 40% of any royalty fee (based on gross sales payable by the third party franchisee). The Company did not recognize royalty income from Roadhouse Grill Hong Kong for fiscal year 2002.

In January 1996, the Company also entered into a Master Development Agreement with Roadhouse Grill Asia, which covers countries in Asia and the Pacific Rim (other than Hong Kong), including but not limited to, Australia, China, India, Indonesia, Japan, Malaysia, New Zealand, Singapore, South Korea, the Philippines and Thailand. Under the agreement, Roadhouse Grill Asia is required to open and maintain at least thirty Roadhouse Grill restaurants during the first ten years of the term of the agreement, with a minimum of two restaurants to be developed each year. Under certain circumstances, Roadhouse Grill Asia or the Company may grant franchises to third parties in the territory. The fee arrangements under the agreement are substantially the same as those under the agreement between the Company and Roadhouse Grill Hong Kong.

As of December 8, 2002, there were three Roadhouse Grill restaurants operating in Malaysia under the Master Development Agreement with Roadhouse Grill Asia. The Company recorded $84,135, $40,000, $12,000 and $16,000 in royalty income from those restaurants during fiscal year 2002, fiscal year 2001, fiscal year 2000 and fiscal year 1999, respectively.

On February 14, 2001, Berjaya loaned the Company $1.5 million. The loan is evidenced by a promissory note which bears interest at 10% per annum, is payable by the Company on demand at any time after August 14, 2001, and is collateralized by intellectual property and certain unencumbered real and personal property. Pursuant to the Company’s Confirmed Plan of Reorganization, Berjaya received in full satisfaction of the $1.5 million loan, 4,166,667 shares of common stock at the issue price of $0.36 per share, representing 14.26% of the outstanding common stock in the reorganized Company.

On September 30, 2002, pursuant to the Company’s Confirmed Plan of Reorganization, Berjaya, and its affiliate, Prime Gaming Philippines, Inc, invested and paid $3.5 million and received 9,722,222 shares of common stock at the issue price of $0.36 per share representing 33.3% of the outstanding common stock in the reorganized Company.

Tonto Capital Partners GP is affiliated with Ayman Sabi, the Company’s Chief Executive Officer, President and a director. Pursuant to the Company’s Confirmed Plan of Reorganization, Tonto purchased 2,777,778 shares of the Company’s common stock for $0.36 per share. Mr. Sabi, as a general partner of Tonto, is deemed a beneficial owner of the Company shares owned by Tonto for U.S. securities law purposes. However, Mr. Sabi disclaims any pecuniary interest in the Company shares owned by Tonto except to the extent of his proportional interest in Tonto.

Ronald J. Buck, a director of the Company, is co-founder and Managing Principal of Corsair Partners, LLC, the General Partner of Corsair One, L.P., and the investment manager of Corsair Special Situations Fund, L.P., both of which are investment firms specializing in investing in distressed and illiquid securities. Corsair Special Situations Fund, L.P. is the holder of a note from the Company in the amount of $5.5 million payable in monthly installments of $103,959, with interest at the rate of 5% per annum, through October 2007.

Nathan D. Benn, a director of the Company, is the Chief Financial Officer of Colorado Boxed Beef Company (“CBBC”). CBBC has a contract with the Company to supply beef to the Company’s food purveyor for resale to the Company’s restaurants.

SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented by such shareholders at the Company’s 2003 Annual Meeting of Shareholders must comply with the rules of the Securities and Exchange Commission and must be received by the Corporate Secretary of the Company from qualified shareholders by July 31, 2003 in order to be included in the proxy statement or information circular relating to that meeting. Shareholders wishing to bring any matter before a meeting should consult the Company’s Bylaws with respect to any applicable notice or other procedural requirements. You can contact our Corporate Secretary at our corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

By Order of the Board of Directors

Alain K. K. Lee Corporate Secretary

Pompano Beach, Florida April 22, 2003

ROADHOUSE GRILL IS FURNISHING TO ITS SHAREHOLDERS, ALONG WITH THIS INFORMATION STATEMENT, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FOR THE FISCAL YEAR ENDED APRIL 28, 2002, AND A COPY OF THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q, FOR THE QUARTER ENDED JANUARY 26, 2003. REQUESTS FOR ADDITIONAL INFORMATION SHOULD BE SENT TO: ROADHOUSE GRILL, INC., 2703-A GATEWAY DRIVE, POMPANO BEACH, FLORIDA 33069 ATTENTION: CORPORATE SECRETARY.

EXHIBIT A

WRITTEN CONSENT OF MAJORITY SHAREHOLDERS
OF ROADHOUSE GRILL, INC.

     The undersigned, constituting a majority of the shareholders of Roadhouse Grill, Inc., a Florida corporation (the “Corporation”), hereby adopt by this Written Consent in accordance with Section 607.0704 of the Florida Business Corporation Act, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting of shareholders:

     RESOLVED, that the following individuals be and hereby are elected to serve as directors of the Corporation until the next annual meeting of the shareholders or until their successors shall have been duly elected and qualified:

Ayman Sabi Alain K. K. Lee Ronald J. Buck Nathan D. Benn Giuseppe Luongo

     RESOLVED, that the appointment of Grant Thornton LLP as the Corporation’s independent public accountants for the 2003 fiscal year be and hereby is ratified; and further

     RESOLVED, that the Amended and Restated Articles of Incorporation attached hereto as Annex “A” [Exhibit “B” to this Information Statement] be and the same are hereby ratified and approved; and further

     RESOLVED, that the 2003 Stock Option Plan in the form attached hereto as Annex “B” [Exhibit “C” to this Information Statement] be and the same is hereby ratified and approved; and further

     RESOLVED, that all actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects; and further

     RESOLVED, that the directors and officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take or cause to be taken all such further actions, to execute and deliver or cause to be executed and delivered all such further instruments, certificates, undertakings and documents, and to incur all such fees and expenses as in their judgment shall be necessary, appropriate or advisable in order to carry into effect the purpose and intent of any and all of the foregoing resolutions.

     This Written Consent may be executed in one or more counterparts, each of which shall constitute an original document, but all of which, taken together, shall constitute one instrument.

     This Written Consent, and the actions taken hereby, shall be effective 20 days after delivery of a notice to the Company’s other shareholders in accordance with applicable Florida law.

A-1

     IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of      .

NAME OF SHAREHOLDER	NUMBER OF SHARES

Berjaya Group (Cayman) Limited	19,440,786

By:
Name (print):
Title:

Tonto Capital Partners, GP	2,777,778

By:
Name (print):
Title:

A-2

EXHIBIT B

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ROADHOUSE GRILL, INC.

     The Articles of Incorporation of Roadhouse Grill, Inc. (the “Corporation”), originally filed with the Secretary of State of Florida on October 13, 1992 and subsequently amended on February 9, 1994 and June 6, 1994, are hereby amended and restated in their entirety as follows:

ARTICLE 1 — NAME

     The name of the Corporation shall be:

Roadhouse Grill, Inc.

ARTICLE 2 — DURATION

     The Corporation is to exist perpetually.

ARTICLE 3 — PURPOSE

     This Corporation is organized to engage in, transact and conduct any or all lawful businesses which are not prohibited by applicable law.

ARTICLE 4 — CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have the authority to issue is 35,000,000 shares of common stock, $0.03 par value per share.

     Section 1. General. Except as otherwise expressly provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

     Section 2. Voting. Each holder of record of Common Stock shall be entitled to one non-cumulative vote for each share of Common Stock standing in his or her name on the books of the Corporation.

     Section 3. Dividends. Subject to applicable law, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors of the Corporation may determine in its sole discretion, with each share of Common Stock sharing equally, share for share, in such dividends.

     Section 4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”) after the payment or provision for payment of all debts and liabilities of the Corporation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

ARTICLE 5 — ADDRESS

     The principal place of business of the Corporation shall be at 2703-A Gateway Drive, Pompano Beach, Florida 33069, or at such other place as may be designated by the Board of Directors from time to time. The Corporation shall have full power and authority to transact business and to establish offices or agencies at such places as may be in the best interest of the Corporation.

ARTICLE 6 — DIRECTORS

     The business of the Corporation shall be conducted by a Board of Directors consisting of five (5) members.

ARTICLE 7 — INDEMNIFICATION

     The Corporation shall indemnify the directors, officers, employees or agents of the Corporation exercising powers and duties in such capacities, to the full extent now or hereafter permitted by law, and as further set forth in the By-laws of the Corporation.

[The remainder of the this page is left blank intentionally.]

     The above Amended and Restated Articles of Incorporation were adopted and approved by all of the directors and by 76% of the shareholders of the Corporation (acting by written consent) with the number of votes cast for the amendments by the shareholders being sufficient for approval of such amendments on      .

     IN WITNESS WHEREOF, the undersigned have executed these Amended and Restated Articles of Incorporation on behalf of the Corporation this      day of      .

Ayman Sabi President

Alain K.K. Lee Corporate Secretary

EXHIBIT C

ROADHOUSE GRILL, INC.
2003 STOCK OPTION PLAN

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

     Roadhouse Grill, Inc., a Florida corporation (“Company”), hereby establishes the “Roadhouse Grill, Inc. 2003 Stock Option Plan” (the “Plan”). The effective date of the Plan shall be [January      , 2003] (the “Effective Date”), which is the date that the Plan was approved and adopted by the Board of Directors of Company (the “Board”), provided that Company obtains approval by its shareholders within 12 months of such date. Unless earlier terminated pursuant to Section 17 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

2. PURPOSE

     The purpose of the Plan is to advance the interests of Company by providing Eligible Individuals (as defined in Section 3 below) with an opportunity to acquire or increase a proprietary interest in Company which thereby will create a stronger incentive to expend maximum effort for the growth and success of Company, any parent of Company (a “Parent”) and any subsidiary of Company (a “Subsidiary”) (Company, Parent and Subsidiary are collectively referred to as the “Company”) and will encourage such individuals to remain in the employ of the Company.

3. ELIGIBILITY

     Options (as defined in Section 6 below) may be granted under the Plan to (i) any employee, officer, or director (employee and non-employee directors) of the Company, and (ii) any independent contractor or consultant performing services for the Company, as determined by the Board from time to time on the basis of their importance to the business of Company (collectively, “Eligible Individuals”), provided that Incentive Stock Options (as defined in Section 6 below) may only be granted to employees of Company and certain “subsidiary corporations” or “parent corporations” as described in Section 6 below. An individual may hold more than one Option, subject to such restrictions as are provided herein.

4. ADMINISTRATION

     (a)  Board. The Plan shall be administered by the Board, which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan, any Option granted or any Option Agreement (as defined in Section 9 below) entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan, any Option granted or any Option Agreement entered into hereunder. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. Whether an entity is a Parent or Subsidiary of Company shall be determined by the Board in its sole and absolute discretion. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with Company’s Certificate of Incorporation and By-Laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Option granted or any Option Agreement entered into hereunder shall be final and conclusive.

     (b)  Committees. The Board may, in its discretion, from time to time appoint one or more committees (the “Committees”). Where appropriate, any reference to the Board in this Plan or an Option Agreement shall also mean such Committees as appointed by the Board. The Board shall appoint a committee consisting of not less than three members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” and an “outside director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” for purposes of Section 162(m) of the Code (the “Outside Director Committee”). The Board, in its sole discretion, may provide that the role of the Committees shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committees such powers and authorities related to the administration of the Plan, as set forth in Section 4(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of Company and applicable law. The Board may remove members, add members, and fill vacancies on the Committees from time to time, all in accordance with Company’s Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the members of a Committee, or acts reduced to or approved in writing by a majority of the members of a Committee, shall be the valid acts of the Committee.

     (c)  No Liability. No member of the Board or of the Committees shall be liable for any action or determination made in good faith with respect to the Plan, any Option granted or any Option Agreement entered into hereunder.

     (d)  Delegation to the Committees. In the event that the Plan, any Option granted or an Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by a Committee if the power and authority to do so has been delegated to such Committee by the Board as provided for in Section 4(b) above. Unless otherwise expressly determined by the Board, any such action or determination by a Committee shall be final and conclusive.

5. COMMON STOCK

     The capital stock of Company that may be issued pursuant to Options granted under the Plan shall be shares of common stock, with $0.03 value per share, of Company (the “Common Stock”), which shares may be treasury shares or authorized but unissued shares. The total number of shares of Common Stock that may be issued pursuant to Options granted under the Plan shall be One Million Five Hundred Thousand (1,500,000), subject to adjustment as provided in Section 15 below. If any Option expires, terminates, or is terminated or cancelled for any reason prior to exercise in full, the shares of Common Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

6. TYPE OF OPTIONS

     Each stock option granted under the Plan (an “Option”) may be designated by the Board, in its sole discretion, either as (i) an “incentive stock option” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or (ii) as a non-qualified stock option which is not intended to meet the requirements of Section 422 of the Code; provided, however, that Incentive Stock Options may only be granted to employees of Company, any “subsidiary corporation” as defined in Section 424 of the Code or any “parent corporation” as defined in Section 424 of the Code. In the absence of any designation, Options granted under the Plan will be deemed to be non-qualified stock options. The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as incentive stock options under Section 422 of the Code. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified stock options automatically on the date of such failure to continue to meet such requirements without further action by the Board.

7. GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Board may determine (“Optionees”), Options to purchase such number of shares of Common Stock on such terms and conditions as the Board may determine. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted. Any Option granted to a “covered employee” as defined in Section 162(m)(3) of the Code (“Covered Employee”) shall be made by the Outside Director Committee. The maximum number of shares of Common Stock subject to Options that may be granted during any calendar year under the Plan to any Covered Employee shall be 150,000 shares.

8. LIMITATION ON INCENTIVE STOCK OPTIONS

     (a)  Ten Percent Shareholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under the Plan if such individual, at the time the Option is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Company, unless (i) the purchase price for each share of Common Stock subject to such Incentive Stock Option is at least 110 percent (110%) of the fair market value of a share of Common Stock on the date of grant (as determined in good faith by the Board) and (ii) such Incentive Stock Option is not exercisable after the date which is five (5) years from the date of grant.

     (b)  Limitation on Grants. The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of Company) shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation, and any Options issued subsequently in the same calendar year which are exercisable in the same calendar year, shall be treated as a non-qualified stock option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which Incentive Stock Options may be granted under this Plan and all such other plans.

9. OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements (“Option Agreements”), to be executed by Company and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

10. OPTION PRICE

     The purchase price of each share of Common Stock subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Option Agreement, subject to the provisions of Section 8(a) above; provided, however, that in the case of an Incentive Stock Option granted hereunder, the Option Price shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the Option is granted. Such fair market value shall be determined by the Committee and if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the average of the closing price of the Company’s common stock on the seven market days prior to the option grant date as reported by such exchange or market; provided, however, that the exercise price of options granted under the 2003 Stock Option Plan shall not be less than $0.36 per share.

11. TERM AND VESTING OF OPTIONS

     (a)  Option Period. Subject to the provisions of Section 8(a) and Section 14 hereof, each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten (10) years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option. Notwithstanding the foregoing, the Board may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Board in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed ten (10) years.

     (b)  Vesting. Unless otherwise provided in an Option Agreement and subject to the provisions of Section 14 hereof, each Option shall become vested and exercisable with respect to one third of the total number of shares of Common Stock subject to the Option on the first anniversary date of its grant and with respect to each additional one-third at the end of each one-year period thereafter. Notwithstanding the foregoing, the Board may in its discretion provide that any vesting or performance requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

12. MANNER OF EXERCISE AND PAYMENT

     (a)  Exercise. An Option that is exercisable hereunder may be exercised by delivery to Company on any business day, at its principal office, addressed to the attention of the Secretary, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, as provided below. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of one hundred (100) shares or the maximum number of shares available for purchase under the Option at the time of exercise.

     (b)  Payment. Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made in cash.

     (c)  Issuance of Certificates. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing his ownership of such shares of Common Stock. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Common Stock covered thereby are fully paid and issued to him and, except as provided in Section 15 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d)  Use of Proceeds. The proceeds received by Company from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of Company.

13. TRANSFERABILITY OF OPTIONS

     No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

14. TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY

     (a)  General. Unless otherwise provided in an Option Agreement, upon the termination of the employment or other service of an Optionee with the Company, other than by reason of Cause (as defined in Section 14(b) below), or death of such Optionee, the Optionee shall have the right, at anytime within a period not to exceed three (3) months after the date of such termination and prior to the termination of the Option pursuant to Section 11(a) above, to exercise, in whole or in part, any portion of the vested option held by such Optionee at the date of the termination. Upon such termination any unvested Option shall expire and the Optionee shall have no further right to purchase shares of Common Stock pursuant to such unvested Option, except as otherwise provided by the Board. Notwithstanding the provisions of this Section 14, the Board may provide, in its discretion, that following the termination of employment or service of an Optionee with Company, for any reason, an Optionee may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 11(a) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above. Unless otherwise determined by the Board, temporary absence from employment or service because of illness, vacation, approved leaves of absence, military service and transfer of employment shall not constitute a termination of employment or service with the Company.

     (b)  Cause. Upon a termination of the employment or other service of an Optionee with the Company for Cause (as defined below) any Option granted to such Optionee shall expire and the Optionee shall have no further right to purchase shares of Common Stock pursuant to such Option. For purposes of this Plan, “Cause” means (i) failure or refusal of the Optionee to perform the duties and responsibilities that the Company requires to be performed by him, (ii) gross negligence or willful misconduct by the Optionee in the performance of his duties, (iii) commission by the Optionee of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, or (iv) the Optionee’s commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in material damages to the Company. Notwithstanding the above, if an Optionee and the Company have entered into an employment agreement or other agreement with the Company which defines the term “Cause” for purposes of such agreement, “Cause” for purposes of this Plan shall be defined pursuant to the definition in such agreement rather than the definition set forth above. The Board shall determine whether Cause exists for purposes of this Plan and such determination shall be final, conclusive and binding on the Optionees.

     (c)  Death. If an Optionee terminates employment or service with the Company by reason of death, or if an Optionee dies within three (3) months after the termination of such Optionee’s employment with the Company, the Optionee’s estate or the devisee named in the Optionee’s valid last will and testament or the Optionee’s heir at law who inherits the Option (whichever is applicable) has the right, at any time within a period not to exceed six (6) months after the date of such Optionee’s death and prior to termination of the Option pursuant to Section 11(a) above, to exercise, in whole or in part, any portion of the vested Option held by such Optionee at the date of such Optionee’s death. Upon such termination the Optionee’s unvested Options shall expire and the Optionee, the Optionee’s estate, devisee or heir at law shall have no further right to purchase shares of Common Stock pursuant to such unvested Option except as otherwise provided by the Board. Notwithstanding anything contained herein to the contrary, in the event an Optionee dies during such time as the Optionee is employed by, or providing service to, the Company, then fifty percent (50%) of any outstanding Options which have not vested and are not exercisable by the Optionee as of the date of death shall be automatically deemed vested and exercisable by the Optionee’s estate, devisee or heir at law (whichever is applicable).

15. RECAPITALIZATION, REORGANIZATIONS, CHANGE IN CONTROL AND OTHER CORPORATE EVENTS

     (a)  Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Company by reason of any recapitalization, reclassification, reorganization (other than as described in Section 15(b) below), stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Company or other increase or decrease in such shares effected without receipt of consideration by Company occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Board (i) in the aggregate number and kind of shares of Common Stock available under the Plan, (ii) in the number and kind of shares of Common Stock issuable upon exercise of outstanding Options granted under the Plan, and (iii) in the Option Price per share of outstanding Options granted under the Plan.

     (b)  Reorganization or Change in Control. In the event of a Reorganization (as defined below) of Company or a Change in Control (as defined below) of Company, the Board may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Options may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) that Options shall terminate, provided however, that Optionee shall have the right, immediately prior to the occurrence of such Reorganization or Change in Control and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part. In the event that the Board does not terminate an Option upon a Reorganization of Company then each outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such Reorganization. For purposes of this Plan a “Reorganization” of an entity shall be deemed to occur if such entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if Company, any Parent or any Subsidiary is the surviving entity. For purposes of the Plan, a “Change in Control” shall be deemed to occur if:, (i) any “person” within the meaning of Section 14(d) of the 1934 Act, other than any majority-owned subsidiary of the entity, any compensation plan of the entity or Berjaya Group (Cayman) Limited and its affiliates (collectively “Berjaya”), becomes the “beneficial owner” as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 40% of an entity’s common stock, (ii) any “person,” other than any majority-owned subsidiary of the entity, any compensation plan of the entity or Berjaya acquires by proxy or otherwise the right to vote more than 40% of an entity’s common stock for the election of directors of an entity (holders of the entity’s common stock on the effective date of the Company’s registration), other than solicitation of proxies by the Incumbent Board (as hereinafter defined), for any merger or consolidation of the entity or for any other matter or question, and (iii) the entity’s shareholders have approved the sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a Change in Control shall not occur if the event causing the Change in Control is a repurchase by the entity of its own shares (although subsequent acquisitions of shares of the entity’s common stock by any “person” owning more than the percentage interest set forth above shall constitute a Change in Control).

     (c)  Change in Status of Parent or Subsidiary. Unless otherwise provided in an Option Agreement, in the event of a Change in Control or Reorganization of a Parent or Subsidiary, or in the event that a Parent or Subsidiary ceases to be a Parent or Subsidiary, the Board may, in its sole and absolute discretion, (i) provide on a case by case basis that some or all outstanding Options held by an Optionee employed by or performing service for such Parent or Subsidiary may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) treat the employment or other services of an Optionee employed by such Parent or Subsidiary as terminated if such Optionee or Recipient is not employed by Company or any Parent or Subsidiary immediately after such event.

     (d) Dissolution or Liquidation. Upon the dissolution or liquidation of Company, the Plan shall terminate, and all Options outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 15(d), each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above.

     (e)  Adjustments. Adjustments under this Section 15 related to stock or securities of Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (f)  No Limitations. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

16. REQUIREMENTS OF LAW

     (a)  Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option to comply with any law or regulation of any governmental authority.

     (b) Registration. At the time of any exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or Optionee’s heirs, legatees or legal representative, as the case may be), as a condition to the grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or Optionee’s heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Company in its sole discretion. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option, or to cause the exercise of an Option or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     (c)  Withholding. The Board may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from any such person’s wages or compensation due to such person, or (iv) requiring the Optionee to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

     (d)  Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

17. AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Options have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of Company shall be required for any amendment (i) that changes the requirements as to Eligible Individuals to receive Options under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Options that are granted under the Plan (except as permitted under Section 15 hereof), or (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded. Except as permitted under Section 15 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

18. DISCLAIMER OF RIGHTS

     No provision in the Plan, any Option granted or any Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any Option holder, at any time, or to terminate any employment or other relationship between any individual and the Company. A holder of an Option shall not be deemed for any purpose to be a shareholder of Company with respect to such Option except to the extent that such Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder. No adjustment shall be made for dividends

(ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 15 hereof.

19. NONEXCLUSIVITY OF THE PLAN

     The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under the Plan.

20. SEVERABILITY

     If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

21. NOTICES

     Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to Company, to its principal place of business, attention: Secretary, and if to the holder of an Option, to the address as appearing on the records of the Company.